UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 28, 2018

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive

Menlo Park, CA 94025

(Address of principal executive offices, including zip code)

(650) 272-6269

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2018, Adverum Biotechnologies, Inc. and HCP LS Redwood City, LLC (“Landlord”) entered into a Lease dated as of June 28, 2018 (the “Lease”), pursuant to which Adverum will lease approximately 41,445 rentable square feet located at 800 Saginaw Drive, Redwood City, California (the “800 Space”) and approximately 39,967 rentable square feet located at 900 Saginaw Drive, Redwood City, California (the “900 Space,” and together with the 800 Space, the “Premises”). The Premises, which Adverum plans to occupy in the second half of 2019, will serve as Adverum’s new corporate headquarters. The Premises will also include expanded manufacturing capabilities, intended to enable the scale up of process development at the 2000 liter scale as well as the potential for future cGMP manufacturing of clinical trial material.

The anticipated delivery date of the 900 Space is September 1, 2018. The anticipated delivery date for the 800 Space is November 1, 2018. The Lease term commences the later of (i) March 1, 2019; or (ii) the date which occurs six (6) months after the 900 Space is delivered to the Company in condition required by the Lease (“Lease Commencement Date”). The term of the Lease expires on day immediately preceding the tenth anniversary of the Lease Commencement Date. The Lease provides for two options to extend the Lease term for a period of seven years each, each of which would commence upon the expiration of the then-current term, with base rent of a market rate determined according to the Lease.

The monthly base rent for the Premises for months 1-7 will be $186,750, the base rent for months 8-12 will be $280,125, the base rent for months 13-18 will be $290,085, the base rent for months 19-24 will be $379,380, and the monthly base rent for the Premises for year 3 will be $392,406. Beginning on the 37th month and annually thereafter, the monthly base rent shall be increased by 3.5%. In addition, during the term of the Lease, Adverum will pay Landlord, on an annual basis, a portion, as determined according to the Lease, of certain operating expenses, property management fees and taxes related to the Premises incurred by Landlord.

Landlord has agreed to provide Adverum with a tenant improvement allowance of $100/rentable square foot. Prior to the Lease Commencement Date, Adverum will provide Landlord with a letter of credit in the amount of $998,502.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which will be filed as an exhibit to Adverum’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference here.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: July 2, 2018	By:	/s/ Leone Patterson
Leone Patterson, Interim President and Chief
Executive Officer, and Chief Financial Officer